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CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eldorado Gold Corporation (the "Company"), the Registration Statement on Form S-8 of the Company (File No. 333-145854), as filed with the SEC on September 4, 2007, and in the Registration Statement on Form S-8 (File No. 333-153894), as filed with the SEC on October 7, 2008, which are incorporated in this Registration Statement by reference, of our report dated March 18, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of the Company, which appears in the Annual Report of the Company on Form 40-F for the year ended December 31, 2008.

PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, B.C., Canada
June 30, 2009